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Exhibit 10.3

AGREEMENT OF LEASE

BETWEEN

FV OFFICE PARTNERS II, L.P.

AND

TRAFFIC.COM, INC.

PORTIONS OF FIRST AND SECOND FLOORS
851 DUPORTAIL ROAD
CHESTERBROOK CORPORATE CENTER
TREDYFFRIN TOWNSHIP
CHESTER COUNTY
PENNSYLVANIA

TABLE OF CONTENTS

Article		Page
1.	Parties
2.	Demise
3.	Term
4.	Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Lease Taxes
5.	Covenant to Pay Rent and Additional Rent; Late Charge
6.	Use
7.	Assignment and Subletting
8.	Improvement of the Premises
9.	Alterations
10.	Rules and Regulations
11.	Fire or Other Casualty
12.	Landlord's Right to Enter
13.	Insurance
14.	Repairs and Condition of Premises
15.	Compliance with Law
16.	Services
17.	Notice of Breakage, Fire, Theft
18.	Release of Landlord
19.	Mechanics' and Other Liens
20.	Intentionally Omitted
21.	Defaults—Remedies
22.	Remedies Cumulative
23.	Excepted from Premises
24.	Lease Subordinated
25.	Condemnation
26.	Paramount Lease
27.	Notices
28.	Definition of "the Landlord"
29.	Definition of "the Tenant"
30.	Estoppel Certificate; Mortgagee Lease Comments
31.	Severability
32.	Miscellaneous
33.	Brokers
34.	Security Deposit
35.	Letter of Credit
36.	Roof Mounted Equipment
37.	Option to Renew
38.	Additional Space
39.	Exterior Signage
40.	Quiet Enjoyment
41.	Rights of Mortgage Holder
42.	Whole Agreement
Hearing Waiver and Certification

i

Exhibits
"A1"	Phase I Floor Plan
"A2"	Phase II Floor Plan
"B"	Description of the Land
"C"	Memorandum of Commencement Date
"D"	Space Plan
"E"	Standard Tenant Work
"F"	Cleaning Specifications
"G"	Rules and Regulations
"H"	Form of Letter of Credit
"I"	Rooftop Equipment
"J"	Form of Landlord's Consent to Sublease
"K"	Additional Space
"L"	Additional Rider

ii

AGREEMENT OF LEASE

        1.    Parties.

        This Lease is made this 14th day of June, 2000, by and between FV OFFICE PARTNERS II, L.P., a limited partnership organized and existing under the laws of Delaware, whose address is Suite 200, 851 Duportail Road, Wayne, PA 19087 (hereafter called "Landlord"), and TRAFFIC.COM, INC., a corporation organized and existing under the laws of the state of Delaware whose present address is 207 House Avenue, Suite 104, Camp Hill, PA 17011 (hereinafter referred to as "Tenant").

        It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Premises are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions:

        2.    Demise.

          (a)   Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the Premises (the "Premises") as outlined below on the first and second floors of the building (hereinafter referred to as the "Building") known as 851 Duportail Road, occupying or to occupy the parcel of land bounded as described on Exhibit "B" attached hereto (the "Land"). The Building and Land are sometimes collectively referred to in this Lease as the "Property".

          (b)   It is the expectation of Landlord and Tenant that the space in the Building to be leased by Landlord to Tenant will become available for Tenant's occupancy in two phases.

          (c)   The first phase will be comprised of approximately 22,936 rentable square feet located on the first floor and second floors of the Building ("Phase I Premises") and designated as "Phase I" on the plan attached hereto as Exhibit "A1".

          (d)   The second phase will be comprised of approximately 7,522 rentable square feet located on the first floor of the Building ("Phase II Premises") and designated as "Phase II" on the plan attached hereto as Exhibit "A2".

          (e)   The Phases are hereinafter sometimes collectively referred to as the "Premises".

        3.    Term.

          (a)   The demise of the Phase I Premises shall be for the term (hereinafter referred to as the "Phase I Term") commencing on the earlier of September 1, 2000 or the date Tenant or anyone claiming under or through Tenant first occupies Phase I Premises (the "Phase I Commencement Date") and ending, without the necessity of notice from either party to the other, five (5) years from and after the Phase I Commencement Date if the Phase I Commencement Date shall be the first day of a month, or if the Phase I Commencement Date shall be other than the first day of the month, then from and after the first day of the month next following the Phase I Commencement Date (the "Maturity Date").

          (b)   The demise of the Phase II Premises shall be for the term (hereinafter referred to as the "Phase II Term") commencing on the earlier of April 1, 2001 or the date Tenant or anyone claiming under or through Tenant first occupies Phase II Premises (the "Phase II Commencement Date") and ending, without the necessity of notice from either party to the other, on the Maturity Date.

          (c)   The Phase I Term and Phase II Term are hereinafter sometimes collectively referred to as the "Term".

          The Premises shall be deemed ready for occupancy on the date the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the Premises; and

          (d)   Landlord shall give Tenant five (5) days prior notice of the date the Premises will be ready for occupancy. Landlord agrees to give Tenant periodic progress reports with respect to the improvement of the Premises and a good faith estimate of the date the Premises will be ready for occupancy.

          (e)   For purposes of determining the date when the Premises are ready for occupancy (and, correspondingly, the Phase I or Phase II Commencement Date and the date from which rent shall commence to accrue), there shall not be considered the duration of any delay which is caused by:

              (i)  changes in the work to be performed by Landlord in readying the Premises for Tenant's occupancy, which changes shall have been requested by Tenant after the approval by Landlord and Tenant of Tenant Construction Plans (as defined in Article 8(f) of this Lease);

             (ii)  delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within Standard Tenant Work (as that term is defined in Article 8(g) of this Lease);

            (iii)  any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent (including, without limit, Tenant Construction Plans) within the required period of time; or

            (iv)  the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. The Premises shall be deemed ready for occupancy (and rent shall commence to accrue) on the date the Premises would have been ready but for the causes described in this subparagraph (d).

          (f)    When the Phase I Commencement Date is established, Landlord and Tenant shall promptly execute and acknowledge a memorandum, the form attached hereto as Exhibit "C" of the Commencement Date and the date of expiration of the Term.

          (g)   If the Tenant or any person claiming through the Tenant shall have continued to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least ninety (90) days prior to the end of any calendar month, that the party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate. If such occupancy shall have continued without Landlord's written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages suffered or incurred by Landlord (including, without limit thereto, court costs and counsel fee), whether foreseen or unforeseen as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause(i), (ii) will indemnify and hold harmless Landlord from and against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant. The rental payable with respect to each monthly period of any month-to-month tenancy (and to each monthly period of continued occupancy which may occur without Landlord's consent) shall equal one hundred fifty percent (150%) of the Fixed Rent payable under Article 4(b), which would have been payable had this Lease been renewed for a period of twelve (12) full calendar months following the expiration or termination of the Term in the absence of this subparagraph (f). Any month-to-month tenancy arising with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (f), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant's occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant's occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

        4.    Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Lease Taxes.

          (a)   Tenant shall pay to Landlord as rent under this Lease the aggregate of:

              (i)  Fixed Rent (as defined in Article 4(b) of this Lease);

             (ii)  Tenant's share of Tenant Energy Costs (as defined in Article 4(d) of this Lease);

            (iii)  Tenant's proportionate share of increases in Annual Operating Costs (as defined in Articles 4(c) and 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(i)(C) of this Lease); and

            (iv)  All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

          (b)    Fixed Rent.

              (i)  The minimum fixed annual rent shall be payable in lawful money of the United States of America, subject to increase as set forth in Article 4(b)(ii) of this Lease, in equal monthly installments in advance and without prior demand, notice, set-off or deduction on the first day of each and every month during the Term (the "Fixed Rent").

             (ii)  The minimum fixed annual rent shall be the sums listed below during the initial Term of this Lease:

Lease Period	Annual Rent	Minimum Fixed Monthly Rent
Phase I Commencement Date - Phase II Commencement Date	$642,208.00	$53,517.33
Phase II Commencement Date - 12th Month of Term	$852,824.00	$71,068.67
13th Month - 24th Month	$875,667.50	$72,972.29
25th Month - 36th Month	$898,511.00	$74,875.92
37th Month - 48th Month	$921,354.50	$76,779.54
49th Month - 60th Month	$944,198.00	$78,683.17

            (iii)  The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord at the office of Landlord, c/o Fox Realty Co., 851 Duportail Road, Suite 200, Chesterbrook, PA 19087, or to such other person and at such other place as Landlord may from time to time designate in writing.

            (iv)  The first monthly installment of Fixed Rent shall be paid at the time of the signing of this Lease.

             (v)  If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term and, in such event, the installment of Fixed Rent paid at the signing of this Lease shall be applied to the Fixed Rent due for the first full calendar month of the Term.

          (c)    Tenant's Proportionate Share.    As used in this Lease, "the square foot area of the Premises" shall be deemed to be Twenty Two Thousand Nine Hundred Thirty Six (22,936) square feet for Phase I and Thirty Thousand Four Hundred Fifty Eight (30,458) square feet for Phases I and II, "the total square foot area of the Building" shall be deemed to be Forty One Thousand Four Hundred Forty Eight (41,448) square feet and "Tenant's proportionate share" shall refer to the percentage relationship between the foregoing, namely 55.337% for Phase I and 73.485% for Phases I and II. Landlord reserves the right to change Tenant's square footage in accordance with BOMA-American National Standard Z65.1-1996, provided, however, that upon any such change in the square footage of the Premises, the square footage of the Building shall also be revised in compliance with BOMA-American National Standard Z65.1-1996. Tenant recognizes that, as used in this Lease, the total square foot area of the Premises includes a share of the common areas of the Building.

          (d)    Tenant Energy Costs.

              (i)  The term "Tenant Energy Costs" shall mean the costs to Landlord of furnishing to the respective areas of the Property electric energy or other utility services, except water and sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property).

             (ii)  For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Landlord's costs in such calendar year of supplying such quantity of electric energy as is; (A) consumed by Tenant in the Premises, including, without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air-conditioning systems serving only the Premises, as such consumption shall have been shown on the meters referred to in Article 16(a)(viii) of this Lease, together with any administrative costs incurred by Landlord by reason thereof, and (B) Tenant's Proportionate Share, as defined in Article 4(c) of this Lease, of Landlord's costs in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property together with any administrative costs incurred by Landlord by reason thereof.

            (iii)  The method and timing (but not more frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy or other utility service.

          (e)    Annual Operating Cost.

              (i)  The term "Annual Operating Costs" shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, excluding Tenant Energy Costs (as hereinbefore defined). Such costs shall include, by way of example rather than of limitation, (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service, electric energy (excluding the supply of electric energy included in Tenant Energy Costs) and, if the Building systems should be converted to receive the same, steam or fuel and other utility services; (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, maintaining all landscaped areas of the Property; (3) charges or fees for any necessary governmental permits; (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord in connection with the Building, management fees, overhead and expenses; (5) the cost of premiums for hazard, rent, liability, workmen's compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, replacements and improvements to the Property which are appropriate for the continued operation of the Building as a first class office building; (9) all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, (other than "Lease Taxes" as defined in Article 4(i) of this Lease) assessed or imposed upon the Property (collectively, "Taxes"); if, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined in this Lease; and (10) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the Property or any portion thereof. The term "Annual Operating Costs" shall not include: depreciation on the Building or equipment; interest on mortgage encumbrances; ground rents; income taxes; salaries of executive officers of Landlord; commissions payable to leasing brokers; and expenditures for capital improvements, except (1) those which under generally applied real estate practice are expensed or regarded as deferred expenses and (2) capital expenditures required by law, in either of which cases the cost thereof shall be included in Annual Operating Costs for the calendar year in which the cost shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to two percent (2%) plus the prime rate at the time Landlord shall have incurred said costs. The prime rate shall mean the rate of interest per annum announced from time to time by First Union Bank, N.A. or its successor as its prime lending rate (or if such prime lending rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant).

             (ii)  If Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure designed to result in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space generally, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord's having incurred said costs. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred.

            (iii)  The term "Base Operating Costs" shall mean the Annual Operating Costs for the calendar year 2000.

            (iv)  For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within thirty (30) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant's Proportionate Share of the increase, if any, of Annual Operating Costs over Base Operating Costs.

             (v)  Anything contained in the foregoing provisions of this Article 4 to the contrary notwithstanding, in any instance in which the Tenant shall have agreed in this Lease or otherwise to provide any item or items of Annual Operating Costs partially or entirely at its own expense, in calculating and allocating increases in Annual Operating Costs over Base Operating Costs pursuant to the foregoing provisions of this subsection, Landlord shall make appropriate adjustments, using reasonable accounting principles, so as to avoid allocating to the Tenant the same such item or items of the Base Operating Costs and Annual Operating Costs (partially or entirely, as aforesaid) being provided to other tenants by Landlord at Landlord's expense. Subject to the preceding sentence, if during all or part of any calendar year, Landlord shall not furnish any item or items of Annual Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of Annual Operating Costs for such period shall be deemed to be increased by an amount equal to the additional costs which would normally have been incurred during such period by Landlord if it had at its own expense furnished such item to such portion of the Building.

          (f)    Partial Year.    If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year under the provisions of subsection (c) of this Article shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior to the end of such calendar year shall not impair the Tenant's obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

          (g)    Payment of Estimated Increase.    Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of additional rent which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord, at the time and in the manner in which the Tenant is required under this Lease to pay the monthly installment of the Fixed Rent with respect to such month, with respect to each calendar month during any such calendar year, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs. In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof sent to the Tenant within one hundred twenty (120) days following the end of the calendar year; the Tenant or the Landlord, as the case may be, shall, within fifteen (15) days after such statement is sent to Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein.

          (h)    Disputes.    Any statement furnished to Tenant by Landlord under the preceding paragraph or other provisions of this Article shall constitute a final determination as between Landlord and Tenant of the additional rent due from Tenant for the period represented thereby unless Tenant, within ninety (90) days after a statement is furnished, shall have given a notice to

  Landlord that Tenant disputes the correctness of the statement, specifying in detail the basis for such assertion. Pending resolution of such a dispute, Tenant shall pay the additional rent in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant's inspection, at Landlord's offices, Landlord's books and records which are relevant to any items in dispute.

          (i)    Lease Tax.    If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant's use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Operating Costs (all of which are herein called "Lease Taxes") the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease by written notice to the Tenant.

        5.    Covenant to Pay Rent and Additional Rent; Late Charge.

        Tenant shall, without prior demand, notice, setoff or deduction, pay the Fixed Rent and all other sums which may become due by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease. All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of thirty (30) days, such grace period limited to no more than two (2) occurrences in any twelve (12) month period, after written notice to Tenant, a late charge of five cents ($.05) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord's assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after default by Tenant in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney's fees and other legal expenses, including also the said late charge and interest on all sums paid and costs incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon shall be deemed additional rent hereunder. As used in this Lease, the "Lease Interest Rate" shall mean four percent (4%) plus the prime rate.

        6.    Use.

        The Premises are to be used only by Tenant for general office and broadcast purposes and for no other purpose. Tenant shall not use or occupy the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property. Such parking shall be unreserved and be limited to Tenant's proportionate share of the Premises.

        7.    Assignment and Subletting.

          (a)   The Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, except to Internet Capital Group, T.L. Ventures and Safeguard Scientifics without on each occasion first obtaining the written consent thereto of the Landlord, which consent shall not be unreasonably withheld. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant's goods or other property of the leasehold, and every assignment of assets for the benefit of creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting of creditors, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law. For purposes of the foregoing, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease.

          (b)   If Tenant proposes to assign this Lease or sublet all or any portion of the Premises to any party other than Internet Capital Group, T.L. Ventures and Safeguard Scientifics, Tenant shall, prior to the proposed effective date thereof (the "Effective Date"), deliver to Landlord a copy of the proposed agreement and all ancillary agreements including Landlord's Consent to Sublease attached as Exhibit "J" with the proposed assignee or subtenant, as applicable. Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within thirty (30) days after Landlord receives the foregoing documents:

              (i)  With respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the scheduled expiration date of the Term (the "Expiration Date");

             (ii)  With respect to a proposed subletting of the entire Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date;

            (iii)  With respect to a proposed subletting of more than twenty-five percent of Premises, the right to terminate this Lease as to the portion of the Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord in all respects;

            (iv)  Landlord may consent to the proposed assignment or sublease on such terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of an agreement to be bound by all of the provisions of this Lease, including the warrants of attorney to confess judgment in assumpsit and in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be required by Landlord;

             (v)  Landlord may withhold its consent to the proposed assignment or sublease, provided, however, that if Landlord declines to exercise one of the options set forth in items (i) through (iii) above, Landlord will not unreasonably withhold its consent so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Premises, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any sublease of space for rent and other charges less than those that the sublessor is required to pay or any assignment or subletting to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof, (x) a school, college, university or educational institution of any type (whether for profit or non-profit), (y) an employment, recruitment or temporary help, service or agency or (z) another tenant of Landlord in the Building; or

            (vi)  In the event that Landlord does consent to the assignment or subletting, Tenant shall have ninety (90) days from its receipt of Landlord's notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant's notice to Landlord. If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by Landlord shall be considered to have been withdrawn.

          (c)   No assignment or sublease, whether with or without the Landlord's consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

          (d)   In the event of any sublease or assignment by Tenant of its interest in the Premises or this Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Fixed Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate (defined at Article 5 hereof). As used herein, "Excess Rent" shall mean a sum equal to fifty percent (50%) of the amount by which the rent and other charges or other consideration paid by Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this subsection (d), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant's cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

          (e)   If, pursuant to the exercise of the Landlord's option in 7(b)(iii) above, this Lease terminates as to only a portion of the Premises, the Fixed Rent and Tenant's Proportionate Share for the additional rent shall be adjusted in proportion to the portion of the Premises affected by such termination, as determined by Landlord; and Tenant, within ten (10) days after demand, shall pay to Landlord Landlord's cost of any alterations necessary to separate such portion of the Premises from the remainder of the Premises, plus ten percent (10%) for Landlord's overhead. Landlord and Tenant shall each pay fifty percent (50%) of the cost of demising partitions required to separate the Premises.

          (f)    If Landlord exercises any of its options under section 7(b)(i), (ii) or (iii), Landlord may then lease the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant.

          (g)   In addition to, and not in lieu of, any other rights and remedies available to Landlord therefor, Landlord shall have the right to terminate this Lease if Tenant seeks to assign, or underlet the Premises without first obtaining Landlord's written consent. In the event that Landlord exercises said right to terminate, said termination shall become effective on the date set forth in Landlord's written notice.

        8.    Improvement of the Premises.

          (a)    Landlord's Preliminary Plans.    Landlord has heretofore delivered to Tenant for use by Tenant and/or its architect or engineer, an architectural floor plan with respect to the Premises, a copy of which is attached to this lease as Exhibit "D," and such structural, electrical and mechanical plans and specifications with respect to the Building as Tenant may reasonably require for proper and expeditious preparation of the plans and specifications to be furnished by Tenant as hereinafter provided. The receipt of all such information is hereby acknowledged by Tenant.

          (b)    Tenant's Plans.    Tenant shall have prepared, using a space planner designated by Tenant, at Tenant's expense, and shall deliver to Landlord for its approval (which shall not be unreasonably withheld) one mylar and two blackline prints of the complete and final descriptive information and drawings described in Paragraph E 1 of Exhibit "E" hereto and three (3) copies of the specifications, prepared by such space planner ("Tenant's Layout Plans") for the construction and finishing of the Premises for Tenant's occupancy. Tenant's plans shall be signed and sealed by an architect licensed by and registered in the Commonwealth of Pennsylvania. Tenant's Layout Plans shall conform to the plans and specifications heretofore submitted by Tenant and applicable laws and requirements of public authorities and shall designate, among other things, the locations of and specifications for all plumbing, electrical and mechanical equipment to be installed in the Premises, all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets and special air conditioning, floor coverings and other improvements to be installed by Landlord. Tenant's Layout Plans shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. Concurrently with delivery of Tenant's Layout Plans to Landlord, Tenant shall by notice to Landlord in writing designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Premises as Tenant's representative respecting the matters which are the subject of this Article 8 and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Article 8.

          (c)    Engineering Plans.    Landlord shall prepare at Tenant's expense and shall deliver to Tenant mechanical and electrical engineering drawings and specifications ("Engineering Plans"), based on Tenant's Layout Plans (and such pertinent additional information as shall have been submitted by Tenant with Tenant's Layout Plans or as requested by Landlord), as may be required to complete the Premises in accordance with Tenant's Layout Plans. Within three (3) business days after submission to Tenant by Landlord of Engineering Plans, Tenant shall give its written approval thereof if the same are in substantial conformity with or a direct extension of Tenant's Layout Plans. The Engineering Plans shall be deemed to have been approved by Tenant unless Tenant shall have notified Landlord to the contrary within three (3) business days after Landlord shall have submitted them to Tenant, stating in which respects said Engineering Plans fail to conform with Tenant's Layout Plans. The Engineering Plans shall be deemed to have been approved by Tenant if they are returned by Tenant with specified changes noted and such changes are made, whether or not approval is thereafter specifically noted on the Engineering Plans so changed.

          (d)    Certain Changes.    Tenant shall pay to Landlord on demand the amount of Landlord's reasonable architectural and engineering fees:

            (i)    resulting from any changes made in the Engineering Plans at Tenant's request after they have been deemed accepted by Tenant as aforesaid,

            (ii)   necessitated as a result of changes in Tenant's Layout Plans made after Landlord shall have released them to its engineers, or

            (iii)  resulting from the fact that Tenant's Layout Plans do not conform to the plans and specifications for the Building or with laws and requirements of public authorities.

          (e)    Restricted Changes.    Should Tenant desire to make changes to any approved plans which, in the commercially reasonable judgment of Landlord, are so substantial as to cause postponement of the Phase I or Phase II Commencement Date reasonably anticipated by Landlord, then, without prejudice to the provisions of Article 3(b) hereof, Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord on the date rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the rent for the Premises for the period during which Tenant would have been obligated to pay rent to Landlord had not the Phase I or Phase II Commencement Date been so delayed. Furthermore, no change requested by Tenant, whether or not substantial, shall be effective unless and until (in addition to any other conditions thereto as herein specified) Landlord and Tenant shall agree in writing upon the basis for any additional cost or credit to Tenant on account thereof.

          (f)    Completion by Landlord; Changes.    Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Tenant's Layout Plans and the Engineering Plans ("Tenant Work") (such plans are hereinafter together called the "Tenant Construction Plans"). Landlord reserves the right however.

            (i)    to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available and

            (ii)   to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Tenant's Layout Plans).

          (g)    Standard Tenant Work; Special Tenant Work.    In the completion and preparation of the Premises in accordance with the Tenant Construction Plans, Landlord agrees to perform at its own expense, not to exceed the Tenant Work Allowance (as hereinafter defined) those items of the work set forth on the schedule attached hereto as Exhibit "E" (herein referred to as "Standard Tenant Work"), to the extent required by the Tenant Construction Plans. All work to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as "Special Tenant Work". Tenant agrees that Tenant Construction Plans shall be provided to Landlord by June 9, 2000. Landlord shall advise Tenant within three (3) business days after receipt of Tenant Construction Plans which items of construction shall be considered Special Tenant Work and which items of construction that will need to be removed or restored by Tenant at Tenant's sole cost and expense at the expiration or earlier termination of this Lease. All Special Tenant Work shall be furnished, installed and performed by Landlord, utilizing a general contractor or construction manager ("Landlord's Contractor") selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant's sole expense, based on "Landlord's Cost." "Landlord's Cost" shall be deemed to mean Landlord's out-of-pocket contract or purchase price for materials, labor and services (including, without limit, any reasonable contractor's fee for the contractor's overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris), plus architects' and engineers' fees, plus the product obtained by multiplying all of the foregoing by three percent (3%) for Landlord's expenses and profit in handling the Special Tenant Work. Notwithstanding anything herein, Tenant's telephone and data wiring and cabling (hereinafter called the "Direct Tenant Work") shall be installed in accordance with the Tenant Construction Plans by contractors contracting with Tenant and not with Landlord. At the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all telephone and data wiring and shall repair all damage to the Premises caused by the installation or removal of such wiring.

          (h)    Payment for Work.    Tenant shall pay Landlord for all Special Tenant Work performed by Landlord from time to time during the progress of the work, within fifteen (15) days after Landlord shall have given Tenant an invoice or invoices therefor, in amounts representing Landlord's Cost of such Special Tenant Work theretofore performed (including, for this purpose, material for Special Tenant Work purchased and delivered to the Building to the date of the invoice), less the amounts theretofore paid by Tenant on account. Upon presentation of the final invoice, the total amount of the Landlord's Cost shall be subject to verification by Tenant, and Tenant shall have reasonable access to Landlord's cost records relative thereto.

          (i)    Access; Acceptance of Work.    Landlord shall afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Phase I or Phase II Commencement Date and at Tenant's sole risk and expense, for the purposes of inspecting and verifying the performance of Tenant Work, and shall advise Landlord promptly of any objection to the performance of such work. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute the correction of any defective work of which it is notified as aforesaid. On the Phase I or Phase II Commencement Date, it shall be conclusively deemed that all work theretofore performed by or on behalf of Landlord and not objected to by Tenant as aforesaid was satisfactorily performed in accordance with and meeting the requirements of this Lease, except for items on the punch list which Landlord shall use commercially reasonable efforts to complete within thirty (30) days. The foregoing presumption shall not apply, however, to latent defects in such work which could not reasonably have been discovered theretofore, provided Tenant notifies Landlord thereof within thirty (30) days after occupancy.

          (j)    Landlord shall provide Tenant an allowance of Five Hundred Seventy Three Thousand Four Hundred Dollars ($573,400.00) to be used for all hard and soft costs associated with the improvement of the Phase I Premises and an allowance of One Hundred Sixty Two Thousand Nine Hundred Seventy Six Dollars and Sixty Seven Cents ($162,976.67) to be used for all hard and soft costs associated with the improvement of the Phase II Premises (collectively the "Tenant Work Allowance").

        9.    Alterations.

        No alterations, additions or improvements shall be made to the Premises or any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord's written approval, which approval shall designate whether the alterations, additions or improvements shall remain at the Premises or shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease. Landlord, at Landlord's option, shall have the right to provide construction management for and on behalf of Tenant at Tenant's sole expense constituting ten percent (10%) of the alteration's total cost. Notwithstanding anything to the contrary in this Lease, all alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, after written notice to Tenant, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal. Notwithstanding anything to the contrary in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Direct Tenant Work (defined at Article 8(g) hereof) and shall repair all damage to the Premises caused by the installation or removal of such Direct Tenant Work. Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the premises of which the Premises are a part, without the prior written consent of Landlord. Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

        10.    Rules and Regulations.

        The rules and regulations attached to this Lease, and such additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant's employees, and all those visiting the Premises or claiming under Tenant.

        11.    Fire or Other Casualty.

        If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), then, at Landlord's and/or Tenant's option, the Term of this Lease upon written notice from Landlord and/or Tenant given with thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned to the time of such termination and Landlord may enter upon and repossess the Premises without further notice. If Landlord does not elect to terminate the Term of this Lease, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control, will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, all Rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable. If the Premises or the Building shall be damaged so that such damage does not render the Premises unfit for occupancy, Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or suspended. Notwithstanding any other provisions of this Article 11, (a) if any damage is caused by or results from the negligence of Tenant, those claiming under Tenant, or their employees or invitees, respectively, rent shall not be suspended or apportioned and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, of such damage and of any restorations, made or to be made, as a result of such damage, (b) Landlord shall have no duty to repair or replace any personal property, or any of Tenant's fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any Direct Tenant Work (defined at Article 8(h) hereof), (c) Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs and (d) Landlord shall have the right to terminate this Lease upon giving written notice to Tenant at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty during the last six (6) months of the Term unless Tenant, having the right to renew the Term pursuant to an express provision contained in this Lease, has effectively extended the Term for a term in excess of one (1) year following the occurrence of the fire or other casualty.

        12.    Landlord's Right to Enter.

        Tenant will permit Landlord, Landlord's agents or employees or any other person or persons authorized in writing by Landlord to enter the Premises at any time with commercially reasonable notice, except during emergencies, provided such entry does not interfere with Tenant's use of the Premises, for the purpose of:

          (a)   inspecting the Premises;

          (b)   making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building; and

          (c)   exhibiting the Premises to be let, during the final twelve (12) months of the Term.

        13.    Insurance.

        (a)   Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or the insurance risk on the building or any other portion of the Property shall (in the opinion of the insuring companies) be rendered more hazardous. Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

        (b)   Tenant shall maintain throughout the Term, at Tenant's expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises or the remainder of the Property, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of general public liability or commercial general liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) annual aggregate for the Premises alone; and, without limitation of the foregoing, within thirty (30) days after Landlord's request, Tenant shall have such annual aggregate increased (by the same or different policies) to such amount as Landlord may reasonably request by reason of occurrences during any policy year. All liability policies shall name as additional insureds Landlord and Landlord's mortgagees and shall provide that they shall not be modified or canceled without at least thirty (30) days prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in Pennsylvania. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

        (c)   Landlord shall maintain throughout the Term so-called all-risk or fire and extended coverage insurance upon the Building. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property.

        (d)   Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder, each party hereto shall use reasonable efforts to have such a clause included in its said policies.

        14.    Repairs and Condition of Premises.

        At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises. Tenant will also at all times, subject to Article 16(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises. Any of Tenant's property remaining on the Premises on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus ten percent (10%) for overhead.

        15.    Compliance with Law.

        Tenant shall comply promptly with all laws and ordinances, including, without limitation, the Americans With Disabilities Act, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and any property appurtenant thereto and any use thereof; Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders, regulations and recommendations hereinabove referred to in this Article. Additionally, Landlord hereby represents to Tenant that, as of the Commencement Date of this Lease, the Premises are in full compliance with the Americans With Disabilities Act, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and any property appurtenant thereto and any use thereof.

        16.    Services.

          (a)   Landlord agrees that it shall:

            (i)    HVAC.    Furnish heat, ventilation and air conditioning to the Premises at all times, which heating, ventilating and air conditioning system shall be under the control of the Tenant and charged to the Tenant for the Tenant's usage thereof; the air conditioning and heating systems intended to service the Premises have been designed to maintain the inside temperatures set forth in Paragraph C of Exhibit "E" hereto; Landlord shall not be responsible for the failure of the air conditioning system to meet the aforesaid performance specifications if such failure results from the occupancy of the Premises in excess of that set forth in Paragraph C of Exhibit "E" or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds the number of watts per square foot of floor area set forth in said Paragraph C; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord's costs of supplying air conditioning resulting from such excess, at such rates as Landlord shall establish therefor; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole cost and expense, subject to the provisions of section (b) of this Article 16. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by;

            (ii)   Elevators.    Provide passenger elevator service to the Premises at all times, except for scheduled maintenance and emergency repair;

            (iii)  Access.    Furnish to Tenant's employees and agents access to the Premises at all times, subject to compliance with such security measures as shall be in effect for the Building;

            (iv)  Janitorial.    Provide to the Premises janitorial service in accordance with the schedule annexed hereto as Exhibit "F"; any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord's cost thereof;

            (v)   Repairs.    Make all structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises (excluding repairs to any non-building standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance of a type or nature not customarily provided by Landlord to office lessees of the Building), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant's consent, express or implied, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord's overhead, shall be paid by Tenant to Landlord within fifteen (15) days after demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

            (vi)  Water.    Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

            (vii) Public Areas.    Keep and maintain the public areas and facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free from accumulations of snow and ice;

            (viii) Electricity.    Furnish to Tenant electric energy as required by Tenant but in no event exceeding the number of watts per square foot set forth in Paragraph B 1 of Exhibit "E" hereto for the use of Tenant in the Premises; Landlord shall install and maintain separate meters necessary to measure lighting and receptacle uses of, respectively, the consumption by Tenant and each other tenant of the Building of electric energy in the respective areas of the Building leased to tenants; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense; Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

        (b)    Special Equipment.    Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building, except as part of the Standard Tenant Work as approved by Landlord; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions.

        (c)    Interruption of Service.    In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed sufficient by Landlord, the operation of any of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord's reasonable control whether similar or dissimilar to the foregoing.

        17.    Notice of Breakage, Fire, Theft.

        Tenant shall give to Landlord prompt written notice, but in any event no longer than forty-eight (48) hours, of any

        (a)   accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, wails or ceiling tiles,

        (b)   fire or other casualty, or

        (c)   theft.

        18.    Release of Landlord.

        Except for the negligence or willful misconduct of Landlord, its agents or invitees, Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises or the Property due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Tenant or any other person, and whether or not due to any oversight, neglect or negligence of Landlord occurring before or after the execution of this Lease. Tenant further agrees to indemnify, defend and save Landlord harmless from and against all claims not resulting from the negligence or willful misconduct of Landlord, its agents or invitees, by any employee or invitee of Tenant made on account of such injury, loss or damage, including but not limited to reasonable attorneys' fees and other legal expenses.

        19.    Mechanics' and Other Liens.

        (a)   Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, the Building or any part of any of any of them or Landlord's interest therein.

        (b)   Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Premises, the Property, the Building or any part of any of any of them or the income therefrom or any fixture, equipment or similar property therein.

        (c)   If any lien or claim shall be filed, Tenant, within ten (10) days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord's making of the payment or incurring of the cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within fifteen (15) days after demand.

        (d)   Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any thereof.

        (e)   Prior to commencement of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord a waiver of liens (herein called "Waiver of Liens") from each such contractor in form satisfactory to Landlord, bearing a stamp from the Prothonotary's Office in Philadelphia indicating the timely filing of the Waiver of Liens under the Mechanics Lien Law of Pennsylvania, 49 P.S.A. "14,02. The Waiver of Liens shall provide, among other things, that the contractor, for itself and all subcontractors, materialmen and other persons providing labor, services, material or work under Tenant, waives any and all lien rights that it or any of them may have against Landlord's interest in the Property or any part thereof. Tenant shall file the Waivers of Liens at Tenant's sole cost and expense.

        20.    Intentionally Omitted.

        21.    Defaults—Remedies.

        If any of the following shall occur:

        (a)   Any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of thirty (30) days, such grace period limited to no more than two (2) occurrences in any twelve (12) month period;

        (b)   Tenant violates or fails to perform or comply with any covenant, agreement or condition herein contained, and such failure continues for a period of thirty (30) days after Landlord notifies Tenant of such failure;

        (c)   Tenant abandons the Premises or removes or attempts to remove Tenant's property therefrom other than in the ordinary course of business without having first paid to Landlord in full all rent and charges that may have become due as well as all which will become due thereafter; or

        (d)   An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant's obligations under this Lease ("Guarantor"), or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor of any substantial part of Tenant's or a Guarantor's property, or seeking the winding-up or liquidation of Tenant's or a Guarantor's affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, of if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor of any substantial part of Tenant's or a Guarantor's property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable or it Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant or any Guarantor is a corporation and is dissolved or liquidated.

        Then, and in any such event, at the sole option of Landlord,

        (i)    The then present value of the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

        (ii)   Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to landlord's other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

          (A)  the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; plus

          (B)  the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

          (C)  the amount (as discounted at the rate of four percent (4%) per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

          (D)  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

          (E)  at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

           As used in the foregoing clause (B), the "present value at the time of judgment" shall be computed by adding to the rent past due or which would have become due interest at the Lease Interest Rate from the dates such rent was or would have become due to the date of the judgment; and/or

        (iii)  Landlord may terminate Tenant's right of possession and may reenter and repossess the Premises by legal proceedings without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of the Lease, of rent and all other sums payable under this lease, plus the cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose or reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord, Tenant's and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent or any other sum due or to become due hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous breach.

        Whenever Landlord shall have the right to reenter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord's option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

        Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

        For the purposes of computing "the then present value of the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease," "the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment" and "the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment," as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of seven percent per annum compounded.

        The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 7 and 10 hereof. Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 7 and

10 hereof. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21. The reference herein to specific performance in connection with Articles 6, 7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

        In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

        Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord:

          (A)  WHEN THIS LEASE OF TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

          IN ANY ACTION OF OR FOR EJECTMENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

        As used in this Article 21, the "term" shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

        22.    Remedies Cumulative.

        All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

        23.    Excepted from Premises.

        In the event that Exhibits "A" or "D" show as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises. All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same, in accordance with Article 12 hereof.

        24.    Lease Subordinated.

        (a)   This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord's interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination. The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant's right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be desired by such holder.

        (b)   Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant's consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

        25.    Condemnation.

        (a)   If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

        (b)   In the event of any temporary eminent domain taking of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Fixed Rent, additional rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant. Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

        26.    Paramount Lease.

        If Landlord is or becomes lessee or installment purchaser of the Premises or of the premises of which the Premises are a part, then Tenant agrees that Tenant takes possession subordinate to the interest of Landlord's lessor or installment seller, its successors and assigns, but notwithstanding the foregoing, in case Landlord's tenancy or interest as installment purchaser shall terminate either by expiration, forfeiture or otherwise, then Landlord's lessor or installment seller, its heirs, administrators, executors, successors and assigns, shall have all the rights of Landlord under this Lease, following such termination. In the event of any such termination of Landlord's tenancy or interest as installment purchaser, Tenant hereby agrees to attorn to Landlord's lessor, its heirs, administrators, executors, successors and assigns, and to recognize such lessor or installment seller, its heirs, administrators, executors, successors and assigns, as Tenant's Landlord for the balance of the term of this Lease and any extensions or renewals of this Lease. Tenant shall execute, enseal, acknowledge and deliver, upon demand by Landlord or Landlord's lessor or installment seller, such further instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interests of such lessor or installment seller and such further instrument or instruments of attornment, as shall be desired by such lessor or installment seller.

        27.    Notices.

        (a)   Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

    If intended for Tenant:

    Traffic.com
    851 Duportail Road, Suite 100
    Wayne, PA 19087

    with a copy to:

    Robert Shuster, Esquire
    Klett, Rooney, Lieber & Schorling
    240 North Third Street, Suite 600
    Harrisburg, PA 17101-1503

    If intended for Landlord:

    FV Office Partners II, L.P.
    c/o Fox Realty Co.
    851 Duportail Road, Suite 200
    Chesterbrook, PA 19087

    with a copy to:

    FV Office Partners II, L.P.
    c/o Wolf, Block, Schorr and Solis-Cohen LLP
    1650 Arch Street, 22nd Floor
    Philadelphia, PA 19103-2097

        Notices may be given on behalf of any party by its legal counsel.

        (b)   Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or

        (c)   Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article; provided that in the case of delivery by telecopier or facsimile, "actual delivery" shall mean receipt of the telecopier or facsimile transmission between the hours of 9:00 AM and 5:00 PM on a business day or if not received within such hours on a business day, the next business day after receipt.

        28.    Definition of "the Landlord".

        The word "Landlord" is used herein to include the Landlord named above and any subsequent owner of such Landlord's interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgement by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity in its interest in the Property.

        29.    Definition of "the Tenant".

        As used herein, the term "Tenant" shall be deemed to refer to each and every person and/or entity hereinabove named as such and to such persons' and/or entities' respective heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee has been approved in writing by Landlord pursuant to the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore. Each and every person hereinabove named as the Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein.

        30.    Estoppel Certificate; Mortgagee Lease Comments.

        (a)   Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, enseal, acknowledge and deliver to Landlord a written instrument in recordable form.

            (i)  certifying that

            (A)  this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold;

            (B)  the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

            (C)  the amount of any prepaid rents or credits due to Tenant, if any; and

            (D)  if applicable, Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date;

           (ii)  stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

          (iii)  stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

        (b)   Tenant acknowledges that Landlord's mortgagees and/or the trustee under a trust indenture for bond holders who shall be providing construction and/or permanent financing for the Building ("Mortgagees") may require various changes in the terms of this Lease as a part of and a condition of their financing. Tenant agrees to cooperate and act in good faith in agreeing to such changes in this Lease by written amendments to this Lease which are required by any of the Mortgagees, provided that such changes do not materially affect the Tenant's rental cost hereunder or change the term hereby demised and provided that such requested changes are of a nature reasonably necessary to protect any such Mortgagees' security in accordance with usual lending practices. In the event that Tenant shall not agree to a change requested by any of the Mortgagees, then Landlord shall have the right, upon thirty (30) days notice to Tenant, to terminate this Lease and all of Tenant's right hereunder, and shall refund to Tenant such funds as Tenant may have paid on account of future rent.

        31.    Severability.

        No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

        (a)   of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

        (b)   of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

        32.    Miscellaneous.

        (a)   The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord's sole discretion. The Titles appearing in connection with various sections of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein

        (b)   the term "person" shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

        (c)   all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

        (d)   Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned.

        (e)   Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality.

        (f)    No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

        (g)   It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or claim of injury or damage.

        (h)   Tenant acknowledges and agrees that Landlord and Landlord's agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written,

other than as herein set forth, with respect to this Lease, the Building, the Property, the Premises, or otherwise.

        (i)    The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

        33.    Brokers.

        Tenant represents and warrants that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except The Staubach Company of Pennsylvania and Fox Realty Co.

        34.    Security Deposit.

        (a)   Upon execution of this Lease, Tenant shall provide to Landlord a security deposit in the amount of One Hundred Forty Two Thousand One Hundred Thirty Seven Dollars and Thirty Four Cents ($142,137.34), which sum shall be retained by Landlord without interest and not in trust or in a separate account as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to apply such security deposit

            (i)  to payment of

            (A)  any rent for the payment of which Tenant shall be in default as aforesaid,

            (B)  any expense incurred by Landlord in curing any such default, and/or

            (C)  any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or

           (ii)  to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such default Any portion of such deposit which shall not be utilized for any such purpose shall be returned to Tenant following the expiration of this Lease and surrender of the entire Premises to Landlord.

        35.    Letter of Credit.

        Tenant shall deliver to Landlord on or before the dates as indicated below an irrevocable, transferable (one or more times) and unconditional Letter of Credit ("Letter of Credit") substantially in the form attached hereto as "Exhibit H" in the amount(s) indicated hereinbelow, issued by a bank acceptable to Landlord, providing that all or any portion of the principal amount thereof is available against presentation of Landlord's "at sight" request or requests for payment accompanied solely by a statement purportedly signed by a partner or officer of Landlord or its agent or assignee, stating that an Event of Default has occurred by Tenant under the Lease, after Tenant receives notice and the default remains uncured after the applicable cure period. Tenant shall provide a Letter of Credit throughout the Term of this Lease in accordance with the provisions of this Article 35. The Letter of Credit shall state that it contains the entire understanding of all parties named therein, that it is subject to the terms and conditions by all of the parties named therein. In the event Landlord or its agent or assignee shall draw upon part or all of the Letter of Credit during the Term, of this Lease, Tenant shall either replenish the said Letter of Credit within five days of the draw thereupon or within said five-day period deliver to Landlord a replacement Letter of Credit in an amount equal to the amount drawn subject to the terms and conditions provided herein. The failure of Tenant to (i) maintain the required Letter of Credit, (ii) replenish or replace any portion of the Letter of Credit after a draw or (iii) deliver a replacement Letter of Credit in the amount set forth below to Landlord by the date which is thirty (30) days prior to the anniversary of the Commencement Date of each respective year shall be an Event of Default under this Lease and shall entitle Landlord to draw on the existing Letter of Credit.

        Tenant shall obtain a Letter of Credit in the amount of Three Hundred Forty Seven Thousand Six Hundred Eighty Five Dollars ($347,685.00) in the amount(s) and on the following schedule: (i) Two Hundred Seventy Two Thousand Four Hundred Sixty Five Dollars ($272,465.00) upon execution of this Lease; and (ii) Seventy Five Thousand Two Hundred Twenty Two Dollars ($75,222.00) on or before January 30, 2001. Provided Tenant is not in default of any of the terms, covenants and conditions of this Lease at the commencement of each of the subsequent full Lease Years of the original Term, the amount of the Letter of Credit required shall be reduced to the following amounts for each subsequent year as set forth below:

Date	Letter of Credit Value
First Lease Year	$347,685.00	4/1/01 - 3/31/02
Second Lease Year	$278,148.00	03
Third Lease Year	$208,611.00	04
Fourth Lease Year	$139,074.00
Fifth Lease Year	$69,537.00

        In no event shall the Letter of Credit be reduced below $69,537.00, except upon termination this Lease, at which time Landlord shall release the Letter of Credit. Tenant may request Landlord to release the face amount of the Letter of Credit during the term of the Lease provided Tenant delivers to Landlord audited financial statements, (i) disclosing Tenant's net worth to be in excess of Ten Million Dollars ($10,000,000.00) for a period of three (3) consecutive quarters and (ii) showing Tenant's net profit based on earnings before amortization and depreciation or (iii) Tenant becomes a publicly traded company on the Nasdaq, American or New York stock exchange. Landlord shall have the right, in its sole and absolute discretion, to approve or reject Tenant's request. In no event shall Landlord transfer or assign the Letter of Credit to any party other than the assignee of Landlord's interest in this Lease.

        36.    Roof Mounted Equipment.

        Tenant may, as its expense during the Term, install, use, operate, and maintain the equipment listed on Exhibit "I" on the roof of the Building, together with all related equipment and necessary cables to run between the dish and the Premises (collectively, the "Equipment"), in accordance with the following terms and conditions:

        (a)   The specifications for the Equipment, the aesthetic design of the Equipment, the frequencies to be sent and received by the Equipment, and the location thereof (the "Location") are to be provided to Landlord for Landlord's written approval and are made a part hereof by reference.

        (b)   Tenant shall be obligated to pay to Landlord the cost of the electric energy used by the Equipment, including but not limited to the de-icing equipment which is part of the Equipment. Payment for such electric energy shall be made by Tenant within twenty (20) days of receipt of the statement therefor.

        (c)   Tenant shall have the right of access to and from the Location at all times subject to the security regulations of the Building. The Equipment or other properties attached to or otherwise brought into or onto the Building shall at all times be deemed to be the personal property of Tenant.

        (d)   Landlord retains the right to reserve roof space for the purpose of transmitting and receiving broadcast radio, television, one-way and two-way communication, microwave transmission and weather radio antennae so long as the frequencies installed after the date the Equipment was installed are compatible with Tenant's frequencies and do not otherwise interfere with Tenant's installations.

        (e)   All costs for the installation of the Equipment and any additional electrical equipment, mounting, engineering, etc., required by Tenant, or which are required to comply with Landlord's site engineering standards, will be at Tenant's sole expense and shall be subject to Landlord's written approval prior to any installation, which approval Landlord agrees shall not be unreasonably withheld or delayed.

        (f)    Tenant assumes full responsibility for the installation, engineering and maintenance of all the equipment it installs.

        (g)   During the Term, Landlord shall, at Tenant's sole cost and expense, keep the Location in good condition and repair. Upon termination or expiration of the Term or the cancellation of this Article 35, Tenant will surrender the Location to Landlord in good condition, reasonable wear and tear and damage by fire or other casualty excepted, and shall remove the Equipment. Landlord shall, at Tenant's expense, weather seal any and all holes left by the removal of the Equipment and repair any damage caused by the installation, operation, maintenance or removal of the Equipment.

        (h)   It is understood and agreed that certain antennae and equipment to be placed on the roof is necessary for the operation of the business of the Tenant. It is further understood and agreed that portions of the space on the roof are under contract to other licensees or tenants for the installation of antennas and ancillary equipment. The rights granted to Tenant hereunder cannot be used in any way that would interfere with rights previously granted to others and Tenant's signals must be compatible with the signals of those frequencies installed pursuant to such prior agreements. It shall be Tenant's sole responsibility and cost to adapt its signal as necessary for compatibility. In the event Tenant cannot so adapt its signal within thirty (30) days written notice from Landlord of such incompatibility, (i) Tenant shall surrender the Location to Landlord on or before such thirtieth (30th) day, (ii) Tenant shall reimburse Landlord for any amounts due under this Article 35 and perform any other outstanding obligations of Tenant under this Article and, (iii) this Article shall be deemed cancelled.

        (i)    Tenant shall, at its expense, obtain any Municipal, State and/or Federal permits and/or licenses required for its operations. Landlord shall not be responsible for any signal interference or signal straying that may result from Tenant's use of its equipment. A copy of each of Tenant's permits or licenses shall be submitted to Landlord prior to the installation or operation of the equipment permitted or licenses thereunder.

        (j)    Tenant shall have the option to cancel this Article 35 upon three (3) months advance written notice to Landlord and after complying with all of the terms and conditions set forth in this Article.

        (k)   Notwithstanding anything to the contrary contained in this Article 35, the permitted use of the Equipment is for sending and receiving signals only. If Tenant breaches this use restriction, Landlord may avail itself of the remedies for default contained in the Lease or any other remedy available to Landlord by law or equity.

        (l)    All costs and expenses to be paid to Landlord by Tenant under the provisions of this Article 35 shall be considered additional rent under the terms of this Lease.

        37.    Option to Renew.

        Tenant shall have the right, to be exercised as hereinafter provided, to renew this Lease for one (1) additional term (the "Extension Term") of five (5) years upon the following terms and conditions:

        (a)   Provided at the time of the exercise of this option and at the time of the commencement of the Extension Term, Tenant shall not then be in default under any of the terms and conditions of this Lease or have assigned or sublet any of the Premises to any unrelated or unaffiliated entities; and

        (b)   The renewal shall be upon the same terms and conditions as are in effect immediately prior to the expiration of the current Term, except for the amount of rent; and

        (c)   There shall be no further privilege of renewal beyond the Extension Term expressly set forth above; and

        (d)   Tenant's exercise of its renewal right shall be by the delivery to Landlord, at least twelve (12) months prior to the expiration of the then current Term, of a written election to exercise its renewal right (the "Extension Notice"); and

        (e)   The minimum fixed annual rent shall be adjusted in the first year of the Extension Term to the then current market rent for similar office space in the Chesterbrook Corporate Center, but in no event shall the minimum fixed annual rent during the Extension Term be less than the amount that was the minimum fixed rent in effect immediately prior to such Extension Term.

        38.    Additional Space.

        Landlord agrees that, prior to the expiration of the term of the lease between Landlord and other tenants in the building, Landlord shall offer the space as shown on Exhibit "K" to Tenant (the "Additional Space"). Tenant shall have five (5) business days after receipt of Landlord's written notice to accept said offer. The rental rate shall be Tenant's then existing minimum fixed annual rent. Landlord shall not be obligated to offer the Additional Space to Tenant more than one time during the Term of this Lease.

        39.    Exterior Signage.

        Provided Tenant occupies fifty percent (50%) or greater of the space in the Building, Landlord agrees that it shall (i) provide, at its sole cost and expense, identification of Tenant at the entrance drive, which Tenant identification shall be located adjacent to or below the identification sign of the Building. The size, type and location of the identification shall conform to the existing exterior signage as determined by Landlord; and (ii) not name the Building.

        40.    Quiet Enjoyment.

        Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

        41.    Rights of Mortgage Holder.

        If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within the greater of thirty (30) days thereafter or the same period of time accorded Landlord under this Lease after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

        42.    Whole Agreement.

        It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

LANDLORD: FV OFFICE PARTNERS II, L.P. a Delaware limited partnership		TENANT: TRAFFIC.COM a Delaware corporation
By:	FVGP II, L.L.C., a Pennsylvania limited liability company, General Partner	By:	/s/ JOHN V. HEALEY
		Name:	John V. Healey
By:	/s/ ROBERT G. LEE Robert G. Lee a Member	Title:	Controller

WAIVER OF PRIOR HEARING CERTIFICATION

        The undersigned acknowledges that the above Lease authorizes and empowers Landlord, without prior notice or a prior hearing, to cause the entry of judgments against the undersigned for money and for possession of the leased premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement and execution remedies.

        The undersigned acknowledges that the undersigned has agreed to waive the undersigned's rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord's ability to cause the entry of judgments against the undersigned and immediately thereafter exercise Landlord's post-judgment enforcement and execution remedies (which may include, without limitation, seizure of bank accounts, sale of the undersigned's assets and removal of the undersigned from the leased premises by law enforcement officers). The undersigned's counsel has reviewed the legal impact of this waiver with the undersigned, and the undersigned acknowledges that the undersigned has freely waived such rights.

TRAFFIC.COM
	By:	/s/ JOHN V. HEALEY
	Name:	John V. Healey
	Title:	Controller
Dated: 6 - 9, 2000

CERTIFICATION BY COUNSEL

        The undersigned, counsel for Tenant in the above Lease, confirms to Landlord that I have reviewed with Tenant, the legal consequences of Tenant's agreement to the entry, without prior notice or a prior hearing, of confessed judgments against Tenant and to the immediate exercise, without prior notice or a prior hearing, of post-judgment execution and enforcement actions.

Name:
Dated: , 2000

EXHIBIT "A1"

PHASE I FLOOR PLAN

851 Duportail Road

Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5506

Floor 1

Prepared by PlanData Systems Corp

0 5 10 20 30 40 50

PHASE I PREMISES
EXHIBIT "A1"

210
OCCUPIED
851 Duportail Road
Floor 2
Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5506
Prepared by PlanData Systems Corp
0 5 10 20 30 40 50

PHASE I PREMISES
EXHIBIT "A1"

EXHIBIT "A2"
PHASE II FLOOR PLAN

101
100

851 Duportail Road

Floor 1

Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5606

Prepared by PlanData Systems Corp

0 5 10 20 30 40 5

PHASE II PREMISES
EXHIBIT "A2"

EXHIBIT "B"

DESCRIPTION OF THE LAND

851 DUPORTAIL ROAD—METES AND BOUNDS
Tredyffrin Township, Chester County, PA

        ALL THAT CERTAIN parcel or tract of land situate in the Tredyffrin Township, Chester County, Pennsylvania, bounded and described in accordance with a survey and map made for General Motors Corporation dated June 5, 1979 and last revised June 28, 1979 as prepared by Yerkes Associates, lnc., Consulting Engineers, as follows (hereinafter referred to as the Premises):

        BEGINNING at a point, a corner, on the Northwesterly side of Duportail Road (60.00 feet wide) said point being at point of curve of a 25.00 feet radius round corner connecting the Northwesterly side of Duportail Road with the Northeasterly side of Morris Drive (60.00 feet wide) thence from said beginning point, leaving Duportail Road by said 25.00 feet radius round corner, along a line curving to the right in a westerly direction, the arc distance of 39.27 feet to a tangent point on the Northeasterly side of Morris Drive, thence by same North 24 degrees 45 minutes West 501.03 feet to an iron pin, thence leaving Morris Drive by other land of Chesterbrook, the two following courses and distances

  (1)
  North 65 degrees 15 minutes East 403.44 feet to a concrete monument

  (2)
  South 29 degrees 48 minutes 30 seconds East 528.09 feet to an iron pin on the Northwesterly side of Duportail Road; thence by same South 65 degrees 15 minutes West 425.00 feet to the first mentioned point and place of beginning.

        CONTAINING five acres and one hundred and fifty one-thousandths of an acre (5.150 acres) be the same more or less

        BEING Chester County Tax Parcel 43-5-26.4

        BEING the same premises which Greenview Associates, a Pennsylvania Co-Partnership by Deed dated 6-29-1979 and recorded in Chester County, in Deed Book E-55 page 338 conveyed unto Chester County Industrial Development Authority.

EXHIBIT "C"

MEMORANDUM OF COMMENCEMENT DATE

        THIS MEMORANDUM OF COMMENCEMENT DATE made this            day of                        , 2000.

        FV OFFICE PARTNERS II, L.P. ("Landlord") and TRAFFIC.COM ("Tenant") are parties to a certain Agreement of Lease ("Lease") dated            , 2000 with respect to Premises identified as portions of the first and second floors.

        Pursuant of the Lease, Landlord and Tenant do hereby confirm that the Term of the Lease commenced                        , 2000 and, subject to such rights of renewal or extension, if any, as are expressly provided therein, shall expire                  ,        .

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

LANDLORD: FV OFFICE PARTNERS II, L.P. a Delaware limited partnership		TENANT: TRAFFIC.COM a Delaware corporation
By:	FVGP II, L.L.C., a Pennsylvania limited	By:
liability company, General Partner
Name:

By:		Title:
Robert G. Lee a Member

EXHIBIT "D"

SPACE PLAN

To be provided by Tenant by June 9, 2000

EXHIBIT "E"

STANDARD TENANT WORK

        Landlord shall provide Tenant an allowance of Five Hundred Seventy Three Thousand Four Hundred Dollars ($573,400.00) to be used for all hard and soft costs associated with the improvement of the Phase I Premises and an allowance of One Hundred Sixty Two Thousand Nine Hundred Seventy Six Dollars and Sixty Seven Cents ($162,976.67) to be used for all hard and soft costs associated with the improvement of the Phase II Premises. Tenant shall pay to Landlord's Construction Manager a construction management fee equal to three percent (3%) of the total cost of the Tenant work performed by Landlord.

A.    GENERAL CONSTRUCTION

        Landlord shall furnish at no additional cost to Tenant the following standards of construction:

  1.
  Floors: Bare/Gutted.

  2.
  Ceilings: Bare/Gutted. Ceiling tile and grid to be removed. Wiring/cabling not in use by other tenant's shall be removed.

  3.
  HVAC Demolition:

    All duct except hard ducts to be removed.

    VAV boxes shall be furnished. Tenant to pay for installation of VAV boxes and connections to hard ducts. The air conditioning system shall include the main duct work (hard duct) and shall provide one ton of cooling per 350 square foot of floor area.

    Baseboard heat to be removed and VAV boxes with reheat to be provided for perimeter areas.

  4.
  Partitions: All interior partitions to be demolished.

  5.
  Doors and Frames: All interior doors to be removed. Required egress door provided by Landlord.

  6.
  Hardware: As is.

  7.
  Windows: Interior windows to be removed. Exterior windows as is.

  8.
  Blinds: As is.

B.    ELECTRICAL CONSTRUCTION

  1.
  Wiring: Facilities sufficient for 2 watts per sq. ft. of rentable area connected load at 110 - 120 V single phase for general use and facilities sufficient for 3 watts per square foot of rentable area connected load at 277/480 V, 3 phase 4 wire for fluorescent lighting. All wiring above ceilings, including CRT wiring, must be either Teflon coated or run in conduit.

  2.
  Lighting: Removed. Cost of lamps and ballast beyond initial installation not included.

  3.
  Electrical Outlets and Switches: As is.

  4.
  Telephone Outlets: Tenant shall make arrangements with and pay for installation to the Telephone Company for its required installation within the demised premises and will cause Telephone Company work to be performed at a time compatible with Landlord's work. At the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all telephone and data wiring and shall repair all damage to the Premises caused by the installation or removal of such wiring.

C.    HEATING, VENTILATING AND AIR-CONDITIONING

        Furnish and install a complete year-round heating, ventilating, and air conditioning system to provide interior conditions to 78 degrees F. dry bulb and 50% relative humidity when outside conditions are 93 degrees F. dry bulb and 75 degrees F. wet bulb, and 68 degrees F. inside when outside temperatures are 10 degrees F., provided that in any given room or area of Tenant's demised premises, the occupancy does not exceed one person for each 150 square feet, and total electric load does not exceed 5 watts per sq. ft. for all purposes, including lighting and power.

D.    TENANT'S FINISH WORK

        1.     Landlord further agrees to approve or perform, at Tenant's request, upon submission by Tenant of acceptable plans and specifications any additional or non-standard work over and above that specified in Paragraphs A, B, and C of this Exhibit "E". Such work shall be performed by Landlord, at Tenant's sole expense, as a Tenant extra, or Tenant's contractors as herein below provided. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve in writing any such estimate within five (5) working days the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized or obligated to proceed thereon. Tenant agrees to pay Landlord, promptly upon being billed therefore. Tenant agrees that the same shall be collectible as additional rent pursuant to the Lease and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent.

        2.     Tenant may, at its option after occupancy of premises, employ its own subcontractors finishing trade work; such as, carpentry, millwork, cabinet work, carpeting and draperies as may be initially furnished and installed by Tenant in the demised premises, provided such subcontractors work in harmony with, and do not interfere with the labor employed by the Landlord, its contractors or any other tenant or their contractors, and otherwise comply with the provisions of the Lease, and provided Tenant's subcontractors accept the administrative supervision of Landlord's representative. Workmen's Compensation, public liability insurance and property damage insurance, with a Hold Harmless provision, all in amounts and with companies reasonably satisfactory to Landlord, shall be maintained by such finish trades subcontractors; certificates of such insurance and waivers of liens shall be furnished to Landlord prior to commencement of work.

E.    SCHEDULE OF DELIVERY OF TENANT'S DRAWINGS

        1.     Tenant shall furnish Landlord, for its approval, the following complete descriptive information with drawings, including both Basic Construction and Finish Work as listed below:

  a.
  On or before June 9, 2000:

  1.
  The location and extent of floor loading and floor opening in excess of building standard.

  2.
  The special air-conditioning needs by location and general description of need.

  3.
  Location and description of special plumbing requirements.

  4.
  Estimated total electrical load including lighting for entire space.

  b.
  On or before June 9, 2000:

  1.
  Partition locations, and type.

  2.
  Door locations, size and type.

  3.
  Location of electrical outlets and telephone outlets.

  4.
  Any structural installations.

  5.
  Air-conditioning loads.

  6.
  Specific plumbing requirements, including plans and specifications.

  7.
  Cabinet work and any other information affecting other trades.

  c.
  On or before June 9, 2000:

  1.
  Decorative plans including paint schedule, floor coverings, draperies, wall coverings.

    2.
    Architectural detailing.

        If Tenant fails to furnish such information within the time prescribed (or any further information within five (5) days after written demand), Landlord may complete the demised premises in a manner satisfactory to Landlord.

  2.
  Filing of Plans: Tenant shall file without delay file on or before June 9, 2000 all necessary plans to obtain all necessary state approvals and permits in connection with the Finish Work. Landlord shall without delay file all necessary plans and obtain all necessary township approvals and permits in connection with the Finish Work.

  3.
  Substitutions: All finish work shall require the installation of new materials at least comparable to the quality installed in the building.

        Tenant may substitute material, equipment, and fixtures for those specified for Basic Construction with written consent of Landlord. Tenant shall pay Landlord the cost to Landlord for such substitute items which is in excess of such items included in Basic Construction. The cost to Tenant for such substitution shall be Landlord's cost for the substitute item plus 21% of Landlord's cost for Landlord's expenses and profit in the handling of the substitution. Tenant may also request Landlord to omit the installations of any item not therefore installed and, provided such omission shall not delay Landlord's work, Landlord shall not be obligated to install the same. Tenant shall not be entitled to any credit for any such item omitted against any additional item or any item of a different kind of character.

F.    WORK PERFORMED BY TENANT PRIOR TO COMMENCEMENT OF LEASE

        Landlord may elect to permit Tenant and its agents to enter the demised premises prior to the date specified for the commencement of the term of said Lease in order that Tenant may perform through its own contractors such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the space. The foregoing approval to enter prior to commencement of the term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other Tenant or their contractors and compliance with the terms of the Lease. If at any time, such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant and further provided that Workmen's Compensation and Public Liability Insurance and Property Damage Insurance, with Hold Harmless provision, all in amounts and with companies and on forms satisfactory to us, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with work, certificates of such insurance shall be furnished to Landlord.

        Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk.

        The provisions of these Interior Finish Specifications are specifically subject to the provisions of the Lease.

EXHIBIT "F"

CLEANING SPECIFICATIONS

        General cleaning: five nights per week, Monday through Friday.

DAILY:

  1.
  Empty waste receptacles and remove to designated area for pick up.
  2.
  Empty, wipe clean all ash trays. Where sand urns are used, empty all debris, smooth sand and replace when needed.
  3.
  Dust and/or damp wipe clean the following:

    Desk
    Doors
    Chairs
    Pushplates
    Window sills
    Tables and Lamps
    Picture and Frames
    File and Storage Cabinets
    Counter, ledges, shelves & ventilation louvers under six feet

  4.
  Spot vacuum all areas as needed.
  5.
  Special attention will be given to the Executive areas and Conference rooms.
  6.
  Wash, clean and disinfect all water fountains and/or coolers.
  7.
  Wash front door glass, as well as the adjacent architectural metal trim, to remove fingerprints, smudges, etc. caused during the day.
  8.
  Special attention will be given to the lobby, reception and other public areas. All furniture will be hand wiped and carpets thoroughly vacuumed.
  9.
  Sweep all resilient tile floor coverings with chemically-treated dry mop. Spot mop to remove soilage.
  10.
  Extinguish all interior lights unless otherwise notified. Night and safety lights will be operated as instructed. All doors will be locked and secured and any doors that are not functioning will be reported by the night supervisor.
  11.
  Lavatories:
  a.
  Sweep and wet mop floors
  b.
  Polish all mirrors, bright work and enameled surfaces
  c.
  Wash and disinfect all basins, bowls and urinals
  d.
  Hand dust and clean all partitions, tops of tile ledges, all towel, paper and sanitary napkin dispensers.
  e.
  Refill all toilet tissue, soap, sanitary napkin and towel dispensers (towels, tissues, napkins, hand soap, etc. to be supplied by Landlord).

WEEKLY:

  1.
  Spot clean doors, glass partitions and electric switch plates. Glass doors will be washed.
  2.
  High dust all horizontal surfaces above the reach of the average person (such as door frames, partitions, ledges, etc.)
  3.
  All carpeted areas will be thoroughly vacuumed.
  4.
  Remove fingerprints and scuff marks from all vertical surfaces within the reach of the average person.
  5.
  Sweep or vacuum stairs, spot mop when required; dust handrails and riser. Polish trim where required.

  MONTHLY:

  1.
  Spray buff all resilient tile floors.

  QUARTERLY:

  1.
  Dust venetian blinds.

  SEMI-ANNUALLY:

  1.
  Wash windows inside and outside.

EXHIBIT "G"

RULES AND REGULATIONS

        1.     The walkways, roadways, driveways, entrances, lobbies, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant's offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises. Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants.

        2.     The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways. Nothing shall be thrown by Tenant or Tenant's employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building.

        3.     Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections, except the monument sign located on Duportail Road. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

        4.     No sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, except the sign described above, unless first approved in writing by Landlord. Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Tenant's expense; in all instances, such names shall be of design and form first approved by Landlord.

        5.     Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises for purposes permitted in Tenant's lease. Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

        6.     The delivery of towels, ice, water, food, beverages, newspapers and other supplies will be permitted only under the direction, control and supervision of Landlord. No bicycles or similar vehicles will be allowed in the Building.

        7.     Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building. Tenant shall not use or keep or permit to be used or kept in the Building any matter having an offensive odor, nor any ether, naphtha, phosphorous, benzole, kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep or use in the Building any chemical reagent except as the same may be components of commercial products normally used or consumed by occupants of office buildings. No birds, fish or other animals shall be brought into or kept in or about the Premises.

        8.     In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall during the continuance of its possession permit Landlord's employees and contractors and no one else to clean the Premises. Landlord shall be in no way responsible to Tenant for any damage done to furniture or other effects of Tenant or others by any of Landlord's employees, or any other person, or for any loss of Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. Tenant shall see each day that the windows are closed, lights are turned off, and the doors securely locked before leaving the Premises.

        9.     If Tenant desires to introduce signaling, telegraphic, telephonic, protective alarm or other wires, cables, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires and cables installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere required by Landlord, with the number of the office to which said wires and cables lead, and the purpose for which the wires and cables respectively are used, together with the name of the concern, if any, operating same.

        10.   A directory on a bulletin board on the ground floor may be provided by Landlord, on which the name of Tenant may be placed.

        11.   No furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building other than directly into the Premises, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

        12.   Without Landlord's written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord, except as approved by the Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord or as set forth in the Tenant Plan. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained.

        13.   Landlord shall, in no case, be liable or responsible for the admission or exclusion of any person to or from the Building or access to the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

        14.   Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules or regulations as, in Landlord's judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease.

        15.   The use of rooms as sleeping quarters is prohibited at all times.

        16.   Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air conditioning system as the case may be. Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

        17.   Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for securing employees other than those to be employed by the Tenant, or for the payment of salaries or wages to employees or persons who are not actually employed by the Tenant, nor for any other purpose except that specified in this Lease.

        18.   Landlord shall have the right to enter the Premises to put a "To Let" or similar notice upon the Premises, which notice shall not be removed or obliterated by the Tenant, during the six months previous to the expiration of the then current Term of this Lease, and any such entering shall not be treated as a deprivation of Tenant's use of the Premises or work an eviction of Tenant or a recession of this Lease.

        19.   No smoking of any kind shall be permitted on the Property except in the Premises or within enclosed automobiles or similar vehicles.

        20.   These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

EXHIBIT "H"

FORM OF LETTER OF CREDIT

[Landlord]

  Re:
  Our Irrevocable Letter of Credit No                         .

        We hereby establish our Irrevocable Letter of Credit No.            in your favor for the account of                        up to an aggregate amount of $                               which is available by your draft(s) at sight drawn on                        Bank and accompanied by the following:

        1.     The original Letter of Credit and all amendments, if any.

        2.     Beneficiary's signed and notarized statement in the form of Annex "1" attached hereto which forms an integral part of this Letter of Credit.

        This Letter of Credit sets forth in full terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

        Drafts drawn under this Letter of Credit must be marked: "Drawn Under                        Bank Letter of Credit No.            dated                        ."

        Partial draws under this Letter of Credit are permitted.

        We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of documents as specified above if presented to us on or before                        , when this Letter of Credit will expire. Draft and document(s) to be [delivered / mailed] to                        Bank, [address].

        Article 41 of the Uniform Customs and Practice for Documentary Credits (1993 Revision), Publication No. 500 shall not apply to this Letter of credit and, notwithstanding the provisions of Article 48 thereof, this Letter of Credit is transferable one or more times to a successor lessor under the Lease dated                        , between FV OFFICE PARTNERS II, L.P. and                        , as the same may be amended from time to time, or to any such lessor's mortgagee and the                        Bank only is authorized to act as the transferring bank.

        We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit, together with any amendments, and signed and completed transfer form is received by us and our transfer charges are paid.

        Transfer charges are one-fourth (1/4) of one percent (1%) of the transferred amount, minimum USD 150.00, maximum USD 350.00.

        This Letter of Credit contains the entire understanding of all parties named in this Letter of Credit. Such understandings shall not in any way be modified, amended or amplified by reference by any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

Very truly yours,
[BANK]
By:
Authorized Officer

ANNEX "1"
TO
LETTER OF CREDIT

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF

        On this,            day of                        , 2000, before me, the subscriber, a notary public in and for the Commonwealth and County aforesaid, personally appeared                        , who being duly sworn according to law, represents, deposes and says:

        1.     He is a representative of FV Office Partners II, L.P., a Delaware limited partnership, and is duly authorized to make the declaration contained herein.

        2.     FV Office Partners II, L.P. is entitled to draw upon this Letter of Credit in the amount of $                                           either (I) because this Letter of Credit will expire within twenty (20) business days or (II) pursuant to the provisions of that certain Agreement of Lease dated as of                        , as amended, between                         , as Tenant, and FV Office Partners II, L.P., as Landlord.

        Witness my hand and seal this day and year aforesaid.

Notary Public	FV Office Partners II, L.P.

My commission expires:

EXHIBIT "I"

ROOFTOP EQUIPMENT

Description:

  •
  AP dish—approx. 24" diameter
  •
  DTN dish—approx. 36" diameter
  •
  Satellite television—approx. 18" diameter
  •
  Conventional FM/TV antenna
  •
  UHF scanner antenna—6.4' tall
  •
  VHF scanner antenna—8.2' tall
  •
  LO Band/34MHz antenna—8.0' tall
  •
  LO Band/46MHz antenna—9.5' tall
  •
  800 MHz Yagi—24" tall × 74" horizontal length
  •
  900 MHz Yagi—10" tall × 18" horizontal length
  •
  Pan/Tilt/Zoom Camera System—fit in approx. 2'×2' box

  •
  A single mast antennae with an aggregate height of fifty (50) feet from the ground [if required by Tenant and subject to the approval of Landlord, Township or any other relevant municipalities or authorities]

All equipment to be mounted in Landlord approved locations on the roof.

EXHIBIT "J"

FORM OF LANDLORD'S CONSENT TO SUBLEASE

        THIS AGREEMENT made as of this            day of                        , 20    , by and among FV OFFICE PARTNERS II, L.P. (hereinafter "Landlord"), and                         a                         corporation having its principal office at                        (hereinafter "Tenant"), the Tenant under a lease dated as of                        , 20    , (which lease as heretofore or hereafter amended is hereinafter called the "Main Lease"), under which the Landlord demised to the Tenant a portion of the first and second floors in the building known as 851 Duportail Road, Wayne, PA 19087 (hereinafter "Premises") and                        a                         corporation having an office at                        (hereinafter "Subtenant").

        The Landlord hereby consents to the subletting by the Tenant to the Subtenant, pursuant to a sublease (hereinafter "Sublease") dated as of                        , 20    , a copy of which is attached hereto, of a portion of the Premises as shown and marked on the floor plan attached to the Sublease (which space is hereinafter referred to as the "Sublet Space"), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

        1.     Nothing contained in this agreement shall either

          (a)   operate as an approval or ratification by the Landlord of any of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease, or

          (b)   be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Main Lease, (ii) any of Tenant's obligations under the Main Lease, or (iii) any rights or remedies of Landlord under the Main Lease or otherwise or to enlarge or increase Landlord's obligations or Tenant's rights under the Main Lease or otherwise, or

          (c)   be construed to waive any present or future breach or default on the part of Tenant under the Main Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease.

        2.     This consent is not assignable.

        3.     The Sublease shall be subject and subordinate at all times to the Main Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Main Lease and the provisions of the Sublease, the provisions of the Main Lease shall prevail unaffected by the Sublease.

        4.     Neither the Sublease nor this consent thereto shall release or discharge the Tenant from any liability under the Main Lease and Tenant shall remain liable and responsible for the full performance and observance of all provisions, covenants and conditions set forth in the Main Lease on the part of Tenant to be performed and observed. Any breach or violation of any provision of the Main Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

        5.     This consent by Landlord shall not be construed as a consent by Landlord to any further subletting either by Tenant or Subtenant. The Sublease may not be assigned, renewed or extended nor shall the Premises or Sublet Space, or any part thereof, be further sublet without the prior written consent of the Landlord thereto in each instance.

        6.     Upon the expiration or any earlier termination of the term of the Main Lease, or in case of the surrender of the Main Lease by Tenant to Landlord, except as provided in the next succeeding sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Subtenant shall vacate the Sublet Space on or before such date. If the Main Lease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Main Lease to Landlord during the term of the Sublease, Landlord, in its sole discretion, upon written notice given to Tenant and Subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of Subtenant, may elect to continue the Sublease with the same force and effect as if Landlord as lessor and Subtenant as lessee had entered in to a lease as of such effective date for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, Subtenant shall attorn to Landlord and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Tenant and Subtenant thereunder prior to such effective date, respectively, except that in no event shall Landlord be (1) liable for any act or omission by Tenant, or (2) subject to any offsets or defenses which Subtenant had or might have against Tenant, (3) bound by any rent or additional rent or other payment paid by Subtenant to Tenant in advance or (4) bound by any amendment to the Sublease not consented to by Landlord. Upon expiration of the Sublease pursuant to the provisions of the first sentence of this Article 6, in the event of the failure of Subtenant to vacate the Sublet Space as therein provided, Landlord shall be entitled to all the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

        7.     Both the Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space.

        8.     Any notice or communication which any party hereto may desire or be required to give to any other party under or with respect to this Agreement shall be given by prepaid certified mail addressed to such other party, in the case of Landlord at its address c/o Fox Realty Co., 851 Duportail Road, Suite 201, Chesterbrook, PA 19087, and in the case of Tenant or Subtenant at the building in which the Premises are located, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this Article 8. The time when such notice or communication shall be deemed to have been given shall be the time same shall be so mailed.

        9.     Tenant and Subtenant shall indemnify and hold Landlord harmless from and against any and all claims by any broker, agent or other person, or by any entity, claiming a commission or other form of compensation from Landlord by virtue of such broker, agent, or other person or entity having been involved in any way with regard to the Sublease. This provision shall survive the termination of the Sublease.

        10.   This Agreement shall be construed in accordance with the laws of the State of Pennsylvania, contains the entire agreement of the parties hereto respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

        IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

LANDLORD: FV OFFICE PARTNERS II, L.P. a Delaware limited partnership
By:	FVGP II, L.L.C., a Pennsylvania limited liability company, General Partner
By:
Robert G. Lee a Member
TENANT:

By:

Name:

Title:

SUBTENANT:

By:

Name:

Title:

EXHIBIT "K"

ADDITIONAL SPACE

103
106
107
101
105
851 Duportail Road
Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5506
Floor 1
Prepared by PlanData Systems Corp
0 5 10 20 30 40 50

EXHIBIT "K"

200
0 5 10 20 30 40 50

851 Duportail Road

Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5506

Floor 2

Prepared by PlanData Systems Corp

EXHIBIT "K"

Exhibit "L"—Additional Rider

        Traffic.com assumes that the Landlord will make commercially reasonable efforts to assure that the noise level in the premises located at 851 Duportail Road, Wayne, PA, 19087 will be comparable to the noise level in the current demised premises located at 640 Lee Road, Wayne, PA 19087.*

/s/ JOE REED Joe Reed, CIO, traffic.com	6/9/00 Date
/s/ [ILLEGIBLE] Landlord	6/9/00 Date
FV OFFICE PARTNERS II, L.P. a Delaware limited partnership
By:	FVGP II, L.L.C., a Pennsylvania limited liability company, General Partner
By:	Robert G. Lee a Member

*
and that the sound levels shall be based on ASHRAE standards and shall be NC-35 or RC-35 or lower utilizing a typical office standard with carpeting and drop ceiling.

101
100

PHASE II PREMISES

851 Duportail Road

Fox Realty Co.
1325 Morris Drive, Suite 201 Wayne PA 19087-5506

Floor 1

Prepared by PlanData Systems Corp

0 5 10 20 30 40 50

GM INC
COMMONS CORRIDOR (NIC)
WOMEN (NIC)
STAIR TOWER
PARTITION PLAN FIRST FLOOR PHASE I

Traffic.com
Phase II

851
Duportail
Road
Wayne, PA

Furniture
Plan

FIRST
FLOOR

FRN-3

4
5
6
7
8
GM
COMMON CORRIDOR
WOMEN
MEN
STAIR TOWER
FIRST FLOOR PLAN

ARCHITECTS, INC.

Philadelphia PA

Traffic.com
Phase II

851
Duportail
Road
Wayne, PA

Furniture
Plan

FIRST
FLOOR

F1 -3

QuickLinks

EXHIBIT "C" MEMORANDUM OF COMMENCEMENT DATE
EXHIBIT "D" SPACE PLAN To be provided by Tenant by June 9, 2000